UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 17, 2006
BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     On November 17, 2006, BioScrip, Inc. (the “Company”) entered into a letter agreement with Anthony J. Zappa pursuant to which Mr. Zappa stepped down from his position as Executive Vice President — Community Pharmacy Operations to focus on expanding opportunities for the Company’s community pharmacies in the HIV and transplant markets. Pursuant to the terms of the letter agreement Mr. Zappa will remain employed by the Company in this new role through January 31, 2007, unless he voluntarily resigns or is terminated for cause prior to such date. Upon his departure from the Company on January 31, 2007, or upon the earlier termination of his employment, Mr. Zappa is entitled to receive severance payments equal to eight months of his then current salary plus reimbursement of the cost of his health insurance under COBRA for twelve months. Under his prior arrangement he had been entitled to one year of severance upon his departure.
     The foregoing summary is qualified in its entirety by reference to the complete text of the letter agreement, a copy of which is filed with this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit
10.1	Letter Agreement, dated November 15, 2006 and executed November 17, 2006, between BioScrip, Inc. and Anthony Zappa.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 21, 2006	BIOSCRIP, INC.

	By:	/s/ David L. Frankel

David L. Frankel, Assistant Secretary and Assistant General Counsel

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